Up to 5,750,000 Shares
                  (subject to increase up to 6,612,500 shares)

                        Peoples Federal Bancshares, Inc.
                            (a Maryland corporation)


                                  Common Stock
                           (par value $0.01 per share)


                                AGENCY AGREEMENT


                                  May 14, 2010


SANDLER O'NEILL & PARTNERS, L.P.
919 Third Avenue, 6th Floor
New York, New York 10022

Ladies and Gentlemen:

Peoples  Federal  Bancshares,  Inc.,  a Maryland  corporation  (the  "Company"),
Peoples Federal Bancorp, Inc., a federal "mid-tier" holding company (the "Mid-Tier Company"), Peoples Federal MHC, a federal mutual holding company (the "MHC"), and Peoples Federal Savings Bank, a federally chartered stock savings bank (the "Bank"), hereby confirm their agreement with Sandler O'Neill & Partners, L.P. ("Sandler O'Neill" or the "Agent") with respect to the offer and sale by the Company of up to 5,750,000 shares of the Company's common stock (subject to increase up to 6,612,500 shares in the event of an increase in the pro forma market value of the Company's common stock), par value $0.01 per share (the "Common Stock"). The shares of Common Stock to be sold by the Company in the Offerings (as defined below) are hereinafter called the "Securities." In addition, as described herein, the Company expects to contribute a number of shares equal to 8% of the shares of Common Stock sold in the Offerings, up to a maximum of 460,000 shares of Common Stock, to a charitable foundation (the "Foundation") to be established by the Company, such shares hereinafter being referred to as the "Foundation Shares."

     The Securities are being offered for sale and the Foundation Shares are being contributed in accordance with the Plan of Conversion and Reorganization (the "Plan") adopted by the Boards of Directors of the Mid-Tier Company, the MHC and the Bank pursuant to which the MHC intends to convert from the mutual to stock holding company form of organization pursuant to the following steps: (i) the Mid-Tier Company will establish the Company as a first-tier Maryland chartered stock holding company subsidiary; (ii) the MHC will merge with and into the Mid-Tier Company with the Mid-Tier Company as the resulting entity (the "MHC Merger") pursuant to an Agreement and Plan of Merger, whereby the shares of Mid-Tier Company common stock held by the MHC will be canceled and members of the MHC will constructively receive liquidation interests in the Mid-Tier Company in exchange for their ownership interests in the MHC; (iii) immediately after the MHC Merger, the Mid-Tier Company will merge with the Company, with the Company as the resulting entity (the "Mid-Tier Merger"), pursuant to an Agreement and Plan of Merger, whereby the Bank will become the wholly-owned subsidiary of the Company, and the liquidation interests in the Mid-Tier Company constructively received by the members of the MHC immediately prior to the Conversion will automatically, without further action on the part of the holders thereof, be exchanged for an interest in a liquidation account in the Company ("Liquidation Account"); (iv) immediately after the Mid-Tier Merger, the Company will offer for sale the Securities; and (v) the Company will contribute at least 50% of the net proceeds of the Offerings to the Bank in exchange for common stock of the Bank and a liquidation account established in the Bank ("Bank Liquidation Account").

     Pursuant to the Plan, the Company will offer to certain depositors and borrowers of the Bank and to the Bank's tax qualified employee benefit plans, including the Bank's employee stock ownership plan (the "ESOP") and the Bank's 401(k) Plan (collectively, the "Employee Plans") rights to subscribe for the Securities in a subscription offering (the "Subscription Offering"). To the extent Securities are not subscribed for in the Subscription Offering, such
Securities may be offered to certain members of the general public in a community offering (the "Community Offering"), with preference given to natural persons residing in the Massachusetts counties of Suffolk, Norfolk and Middlesex, and finally to other members of the general public. The Community Offering, which together with the Subscription Offering, as each may be extended or reopened from time to time, are herein referred to as the "Subscription and Community Offering," is expected to be commenced concurrently with the Subscription Offering. Any Securities not subscribed for in the Subscription and Community Offering may be offered, subject to Section 2 hereof, in a syndicated community offering (the "Syndicated Community Offering"). The Subscription and Community Offering and the Syndicated Community Offering are hereinafter referred to collectively as the "Offerings." The conversion and reorganization of the MHC from mutual to stock holding company form, the formation of the Company, the related mergers, the constructive receipt by members of the MHC of liquidation interests in the Mid-Tier Company in exchange for their ownership interests in the MHC and the subsequent automatic exchange of such liquidation interests for an interest in a Liquidation Account in the Company, the contribution by the Company of at least 50% of the net proceeds of the Offerings to the Bank in exchange for common stock of the Bank and the Bank Liquidation Account, and the Offerings are hereinafter referred to collectively as the "Conversion." It is acknowledged that the number of Securities to be sold in the Conversion may be increased or decreased as described in the Prospectus (as hereinafter defined). If the number of Securities is increased or decreased in accordance with the Plan, the term "Securities" shall mean such greater or lesser number, where applicable.

     In connection with the Conversion and pursuant to the terms of the Plan as described in the Prospectus, the Company has established the Foundation. Immediately following the consummation of the Conversion, subject to the approval of the establishment of the Foundation by the Company and compliance with certain conditions as may be imposed by regulatory authorities, the Bank will contribute newly issued shares of Common Stock in an amount equal to 8% of the Securities sold in the Offering, up to a maximum of 460,000 shares of Common Stock (subject to increase to 529,000 shares), or between 340,000 and 460,000 shares of Common Stock.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-165525), including a related prospectus, for the registration and sale of the Securities and the Foundation Shares under the Securities Act of 1933, as amended (the "Securities Act"), has filed such amendments thereto, if any, and such amended prospectuses as may have been required to the date hereof by the Commission in order to declare such registration statement effective, and will file such additional amendments thereto and such amended prospectuses and prospectus supplements as may hereafter be required. Such registration statement (as amended to date, if applicable, and as from time to time amended or supplemented hereafter) and the prospectuses constituting a part thereof (including in each case all documents incorporated or deemed to be incorporated by reference therein and the information, if any, deemed to be a part thereof pursuant to the rules and regulations of the Commission under the Securities Act, as from time to time amended or supplemented pursuant to the Securities Act or otherwise (the "Securities Act Regulations")), are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be used by the Company in connection with the Subscription and Community Offering or the Syndicated Community Offering which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the Securities Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use.

     Concurrently with the execution of this Agreement, the Company is delivering to the Agent copies of the Prospectus of the Company to be used in the Subscription and Community Offering. Such prospectus contains information with respect to the Bank, the Mid-Tier Company, the Company, the MHC and the Common Stock.

     SECTION 1. REPRESENTATIONS AND WARRANTIES.

     (a) The Company, the Mid-Tier Company, the Bank and the MHC jointly and severally represent and warrant to the Agent as of the date hereof as follows:

          (i) The Company qualifies as a "smaller reporting company" under Securities Exchange Act of 1934 Rule 12b-2 and is entitled to file the Registration Statement as such. The Registration Statement has been declared effective by the Commission, no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the knowledge of the Company, the Mid-Tier Company, the MHC and the Bank, threatened by the Commission. At the time the Registration Statement became effective, at Applicable Time (as defined in Section 1(a)(iii)(1) hereof), and at the Closing Time referred to in Section 2 hereof, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus as of the date hereof does not, and at the Closing Time referred to in Section 2 hereof will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or

     Prospectus made in reliance upon and in conformity with information with respect to the Agent furnished to the Company in writing by the Agent expressly for use in the Registration Statement or Prospectus (which the Company, the Mid-Tier Company, the MHC and the Bank acknowledge appears only in the second sentence of the section entitled "Summary - Market for Common Stock" and the third sentence of the section entitled "Market for the Common Stock" in the Prospectus") (the "Agent Information").

          (ii) At the time of filing the Registration Statement relating to the offering of the Securities and as of the date hereof, the Company was not, and is not, an ineligible issuer, as defined in Rule 405. At the time of the filing of the Registration Statement and at the time of the use of any issuer free writing prospectus, as defined in Rule 433(h), the Company met the conditions required by Rules 164 and 433 for the use of a free writing prospectus. If required to be filed, the Company has filed any issuer free writing prospectus related to the offered Securities at the time it is required to be filed under Rule 433 and, if not required to be filed, will retain such free writing prospectus in the Company's records pursuant to Rule 433(g) and if any issuer free writing prospectus is used after the date hereof in connection with the offering of the Securities, the Company will file or retain such free writing prospectus as required by Rule 433.

          (iii) As of the Applicable Time, neither (i) the Issuer-Represented General Free Writing Prospectus(es) issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together (collectively, the "General Disclosure Package"), nor (ii) any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Prospectus included in the
     Registration Statement relating to the offered Securities or any Issuer-Represented Free Writing Prospectus based upon and in conformity with the Agent Information. As used in this paragraph and elsewhere in this
     Agreement:

               1. "Applicable Time" means each and every date when a potential purchaser submitted a subscription or otherwise committed to purchase Securities.

               2. "Statutory Prospectus", as of any time, means the Prospectus relating to the offered Securities that is included in the Registration Statement relating to the offered Securities immediately prior to that time, including any document incorporated by reference therein.

               3. "Issuer-Represented Free Writing Prospectus" means any "issuer free writing prospectus," as defined in Rule 433(h), relating to the offered Securities. The term does not include any writing exempted from the definition of prospectus pursuant to clause (a) of Section 2(a)(10) of the 1933 Act, without regard to Rule 172 or Rule 173.

               4. "Issuer-Represented General Free Writing Prospectus" means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors.

               5. "Issuer-Represented Limited-Use Free Writing Prospectus" means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus. The term Issuer-Represented Limited-Use Free Writing Prospectus also includes any "bona fide electronic road show," as defined in Rule 433, that is made available without restriction pursuant to Rule 433(d)(8)(ii) or otherwise, even though not required to be filed with the Commission.

          (iv) Each Issuer-Represented Free Writing Prospectus, as of its date of first use and at all subsequent times through the completion of the Offerings and sale of the offered Securities or until any earlier date that the Company notified or notifies the Agent (as described in the next sentence), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement relating to the offered Securities, including any document incorporated by reference therein that has not been superseded or modified. If at any time following the date of first use of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the offered Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has notified or will notify promptly the Agent so that any use of such Issuer-Represented Free-Writing Prospectus may cease until it is amended or supplemented and the Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Agent specifically for use therein.

          (v) The Company has filed with the OTS the Company's application for approval of its acquisition of the Bank, which includes applications with respect to the MHC Merger and the Mid-Tier Merger (the "Holding Company Application") on Form H-(e)1-S promulgated under the savings and loan holding company provisions of the Home Owners' Loan Act, as amended (the "HOLA") and the regulations promulgated thereunder. The Company has received written notice from the OTS of its approval of the acquisition of the Bank, such approval remains in full force and effect and no order has been issued by the OTS suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Company, the Mid-Tier Company, the MHC or the Bank, threatened by the OTS. At the date of such approval and at the Closing Time referred to in Section

     2 hereof, the Holding Company Application complied and will comply in all material respects with the applicable provisions of HOLA and the regulations promulgated thereunder and the Holding Company Application is truthful and accurate in all material respects.

          (vi) Pursuant to the rules and regulations of the OTS (the "OTS Regulations"), the MHC has filed with the OTS an Application for Approval of Conversion on Form AC, and has filed such amendments thereto and supplementary materials as may have been required to the date hereof (such application, as amended to date, if applicable, and as from time to time amended or supplemented hereafter, is hereinafter referred to as the "Conversion Application"). The Offerings and the Plan have been duly adopted by the Boards of Directors of the MHC, the Mid-Tier Company and the Bank and such adoption has not since been rescinded or revoked. The Conversion Application has been approved by the OTS. The Prospectus and the proxy statement for the solicitation of proxies from MHC members for the special meeting to approve the Plan (the "Members' Proxy Statement"), all included as part of the Conversion Application, have been approved for use by the OTS, such approval remains in full force and effect and no order has been issued by the OTS suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Company, the Mid-Tier Company, the MHC or the Bank, threatened by the OTS. At the date of such approval and at the Closing Time referred to in Section 2 hereof, the Conversion Application complied and will comply in all material respects with the applicable provisions of the OTS Regulations.

          (vii) At the time of their use, the Members' Proxy Statement and any other proxy solicitation materials will comply in all material respects with the applicable provisions of the OTS Regulations and the applicable rules and regulations of the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as from time to time amended or supplemented pursuant to the Exchange Act or otherwise (the "Exchange Act Regulations") (the Securities Act Regulations and the Exchange Act Regulations are collectively referred to herein as the "Commission Regulations"), and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company, the Mid-Tier Company, the MHC and the Bank will promptly file the Prospectus and any supplemental sales literature with the Commission and the OTS. The Prospectus and all supplemental sales literature, as of the date the Registration Statement became effective and at the Closing Time referred to in Section 2 hereof, complied and will comply in all material respects with the applicable requirements of the OTS Regulations and the Securities Act Regulations and, at or prior to the time of their first use, will have received all required authorizations of the OTS and Commission for use in final form.

          (viii) None of the Commission, the OTS, or any "Blue Sky" authority has, by order or otherwise, prevented or suspended the use of the Members' Proxy Statement, the Prospectus or any supplemental sales literature authorized by the Company, the Mid-Tier Company, the MHC or the Bank for use in connection with the Offerings, and no proceedings for such purposes are pending or threatened.

          (ix) At the Closing Time referred to in Section 2 hereof, the Company, the Mid-Tier Company, the MHC and the Bank will have completed the conditions precedent to the Conversion in accordance with the Plan, the applicable OTS Regulations and all other applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedent to the Conversion imposed upon the Company, the Mid-Tier Company, the MHC or the Bank by the OTS, or any other regulatory authority, other than those which the regulatory authority permits to be completed after the Conversion. The Conversion, the Offerings and other transactions contemplated hereby do not and will not require any material consent, approval, authorization or permit or filing with any other governmental agency or regulatory authority, except as disclosed in the Prospectus.

          (x) RP Financial, LC. (the "Appraiser"), which prepared the valuation of the Bank as part of the Conversion, has advised the Company, the Mid-Tier Company, the MHC and the Bank in writing that it satisfies all requirements for an appraiser set forth in the OTS Regulations and any interpretations or guidelines issued by the OTS or its staff with respect thereto.

          (xi) Shatswell, MacLeod & Company, P.C., the accountants who audited and reported on the consolidated financial statements of the MHC included in the Registration Statement have advised the Company, the Mid-Tier Company, the MHC and the Bank in writing that they are independent public accountants within the meaning of Rule 101 of the American Institute of Certified Public Accountants (the "AICPA"), that they are registered with the Public Company Accounting Oversight Board (the "PCAOB"), and such accountants are, with respect to the Company, the Mid-Tier Company, the MHC and the Bank, independent certified public accountants as required by the Securities Act, the Securities Act Regulations and OTS Regulations and such accountants are not in violation of the auditors independence requirements of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act").

          (xii) The only direct subsidiary of the MHC is the Mid-Tier Company. The only direct subsidiaries of the Mid-Tier Company are the Bank and the Company. The Bank has no subsidiaries. Except as stated in this paragraph
     (xii), none of the Company, the Mid-Tier Company, the MHC, and the Bank, directly or indirectly, control any other corporation, limited liability company, partnership, joint venture, association, trust or other business organization. Upon completion of the Conversion, the only direct subsidiary of the Company will be the Bank.

          (xiii) The consolidated financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the financial position of the MHC, the Mid-Tier Company, and the Bank at the dates indicated and the results of operations, retained earnings, stockholders' equity and cash flows for the periods specified, and comply as to form with the applicable accounting requirements of the Securities Act Regulations and the OTS Regulations; except as otherwise stated in the Registration Statement and Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. The other financial, statistical and pro forma information and related notes included in the

     Prospectus present fairly the information shown therein on a basis consistent with the audited and unaudited financial statements included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been consistently applied on the basis described therein.

          (xiv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein: (A) there has been no material adverse change in the financial condition, results of operations, business affairs or prospects of the Company, the Mid-Tier Company, the MHC, and Bank, whether or not arising in the ordinary course of business, (B) except for transactions specifically referred to or contemplated in the Registration Statement and Prospectus, there have been no transactions entered into by the Company, the Mid-Tier Company, the MHC, or the Bank, other than those in the ordinary course of business, which are material with respect to the Company, the Mid-Tier Company, the MHC and the Bank, (C) the capitalization, liabilities, assets, properties and business of the Company, the Mid-Tier Company, the MHC and the Bank conform in all material respects to the descriptions contained in the Prospectus and none of the Company, the Mid-Tier Company, the MHC, or the Bank has any material liabilities of any kind, contingent or otherwise, except as disclosed in the Registration Statement or the Prospectus and (D) none of the Company, the Mid-Tier Company, the MHC, or the Bank has issued any securities or incurred any liability or obligation, direct or contingent, or borrowed money, except borrowings in the ordinary course of business consistent with past practice from the same or similar sources and in similar amounts as indicated in the Prospectus, except that the Company has issued 100 shares of its Common Stock to the Mid-Tier Company in connection with its formation, which shares will be cancelled prior to the Closing Time.

          (xv) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the transactions contemplated hereby; and the Company is duly qualified to transact business and is in good standing in the Commonwealth of Massachusetts and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company, the Mid-Tier Company, the MHC and the Bank, considered as one enterprise (a "Material Adverse Effect").

          (xvi) Upon consummation of the Conversion and the contribution of the Foundation Shares as described in the Prospectus, the authorized, issued and outstanding capital stock of the Company will be within the range as set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus); except as set forth elsewhere in this

     Agreement, no shares of Common Stock have been or will be issued and outstanding prior to the Closing Time referred to in Section 2 hereof; at the time of the Conversion, the Securities will have been duly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and stated on the cover page of the Prospectus, will be duly and validly issued and fully paid and nonassessable; the terms and provisions of the Common Stock and the other capital stock of the Company conform to all statements relating thereto contained in the Prospectus; the certificates representing the shares of Common Stock will conform to the requirements of applicable law and regulations; and the issuance of the Securities and the Foundation Shares is not subject to preemptive or other similar rights except for subscription rights granted under the Plan in accordance with OTS regulations.

          (xvii) The Mid-Tier Company has been duly chartered and is validly existing as a federally-chartered savings and loan holding company under the laws of the United States of America with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the transactions contemplated hereby. The MHC has been duly chartered and is validly existing and in good standing as a mutual holding company under the laws of the United States of America with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the transactions contemplated hereby.

          (xviii) Each of the Mid-Tier Company and the MHC is duly qualified to transact business in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect on the financial condition, results of operations, business affairs or prospects of the Company, the Mid-Tier Company, the MHC, and the Bank, considered as one enterprise.

          (xix) The MHC has no capital stock. All holders of the savings, demand or other authorized accounts of the Bank, and certain borrowers of the Bank, are members of the MHC.

          (xx) The Bank has been duly organized and is validly existing as a federally-chartered savings association in stock form with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the transactions contemplated hereby. Upon consummation of the Conversion, the Bank will continue to be a federally chartered savings association in stock form. The Mid-Tier Company, the Company, the MHC, and the Bank have obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses or required for the conduct of their respective businesses as contemplated by the Holding Company Application and the Conversion Application, except where the failure to obtain such licenses, permits or other governmental authorizations would not have a Material Adverse Effect on the financial condition, results of operations or business affairs of the Company, the Mid-Tier Company, the MHC, and the Bank, considered as one enterprise. All such licenses, permits and other governmental authorizations are in full force and effect and the Mid-Tier Company, the Company, the MHC, and the Bank are in all material respects in compliance therewith. Neither the Mid-Tier Company, the Company, the MHC nor the Bank has received notice of any proceeding or action relating to the revocation or modification of any such license, permit or other governmental authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a Material Adverse Effect on the financial condition, results of operations or business affairs of the Company, the Mid-Tier Company, the MHC, and the Bank, considered as one enterprise. The Bank is duly qualified to transact business and is in good standing under the laws of the United States and in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect on the financial condition, results of operations or business affairs of the Company, the Mid-Tier Company, the MHC, and the Bank, considered as one enterprise.

          (xxi) The Bank is a member in good standing of the Federal Home Loan Bank of Boston; the deposit accounts of the Bank are insured by the FDIC up to the applicable limits and upon consummation of the Conversion, the liquidation account for the benefit of eligible account holders and supplemental eligible account holders will be duly established in accordance with the requirements of the OTS Regulations. The Bank is a "qualified thrift lender" within the meaning of 12 U.S.C. Section 1467a(m).

          (xxii) The authorized capital stock of the Company consists of 100,000,000 shares of common stock, par value $0.01 per share (the "Company Common Stock") and 50,000,000 shares of preferred stock, par value $0.01 per share (the "Company Preferred Stock") of which 100 shares of Company Common Stock and no shares of Company Preferred Stock are issued and outstanding as of the date hereof. The authorized capital stock of the Mid-Tier Company consists of 7,000,000 shares of common stock, par value $0.01 per share (the "Mid-Tier Company Common Stock") and 3,000,000 shares of preferred stock, par value $0.01 per share (the "Mid-Tier Company Preferred Stock"), of which 100 shares of Mid-Tier Company Common Stock and 0 shares of Mid-Tier Company Preferred Stock are issued and outstanding as of the date hereof. The authorized capital stock of the Bank consists of 1,000 shares of common stock, par value $1.00 per share (the "Bank Common Stock") and 0 shares of preferred stock (the "Bank Preferred Stock"), of which 100 shares of Bank Common Stock are issued and outstanding as of the date hereof. No additional shares of Company Common Stock, Mid-Tier Company Common Stock or Bank Common Stock, and no shares of Company Preferred Stock, Mid-Tier Company Preferred Stock or Bank Preferred Stock will be issued prior to the Closing Time referred to in Section 2 hereof. The issued and outstanding shares of Company Common Stock, Mid-Tier Company Common Stock and Bank Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and have been issued in compliance with all federal and state securities laws. The MHC owns 100 shares of Mid-Tier Company Common Stock beneficially and of record free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. The terms and provisions of the Company Common Stock and Mid-Tier Company Common Stock conform to all statements relating thereto contained in the Prospectus. The shares of Bank Common Stock to be issued to the Company will have been duly authorized for issuance and, when issued and delivered by the Bank pursuant to the Plan against payment of the consideration described in the Plan and in the Prospectus, will be duly and validly issued and fully paid and nonassessable, and all such Bank Common Stock will be owned beneficially and of record by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim; and the certificates representing the shares of the Bank Common Stock will conform with the requirements of applicable laws and regulations. The issuance of the Bank Common Stock is not subject to preemptive or similar rights.

          (xxiii) The Foundation has been duly authorized and incorporated and is validly existing as a non-stock corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Foundation will not be a savings and loan holding company as a result of the issuance of shares of Common Stock to it in accordance with the terms of the Plan and in the amounts as described in the Prospectus; no approvals are required to establish the Foundation and to contribute the shares of Common Stock thereto as described in the Prospectus other than those imposed by the OTS; except as specifically disclosed in the Prospectus and the Registration Statement, there are no agreements and/or understandings, written or oral, between the Company and/or the Bank and the Foundation with respect to the control, directly or indirectly, over the voting and the acquisition or disposition of the Foundation Shares; at the time of the Conversion, the Foundation Shares will have been duly authorized for issuance and, when issued and contributed by the Company pursuant to the Plan, will be duly and validly issued and fully paid and non-assessable; and the issuance of the Foundation Shares is not subject to preemptive or similar rights. The issuance of the Foundation Shares to the Foundation pursuant to the Plan has been registered pursuant to the Registration Statement.

          (xxiv) The Company, the Mid-Tier Company, the MHC and the Bank have taken all corporate action necessary for them to execute, deliver and perform this Agreement and the transactions contemplated hereby, and this Agreement has been duly executed and delivered by, and is the valid and binding agreement of, the Company, the Mid-Tier Company, the MHC and the Bank, enforceable against each of them in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws and the availability of equitable remedies.

          (xxv) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Time, except as otherwise may be indicated or contemplated therein, none of the Company, the Mid-Tier Company, the MHC or the Bank will have
     (A) except as otherwise set forth herein issued any securities or incurred any liability or obligation, direct or contingent, or borrowed money, except borrowings in the ordinary course of business from the same or similar sources and in similar amounts as indicated in the Prospectus, or
     (B) entered into any transaction or series of transactions which is material in light of the business of each of the Company, the Mid-Tier Company, the MHC and the Bank.

          (xxvi) No approval of any regulatory or supervisory or other public authority is required of the Company, the Mid-Tier Company, the MHC or the Bank in connection with the execution and delivery of this Agreement or the issuance of the Securities and the Foundation Shares that has not been obtained and a copy of which has been delivered to the Agent, except as may be required under the securities laws of various jurisdictions.

          (xxvii) None of the Company, the Mid-Tier Company, the MHC, or the Bank is in violation of their respective charters or certificates of incorporation, organization certificates, articles of incorporation or bylaws; and none of the Company, the Mid-Tier Company, the MHC, or the Bank is in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the Mid-Tier Company, the MHC, or the Bank is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Mid-Tier Company, the MHC, or the Bank is subject, except for such defaults that would not, individually or in the aggregate, have a Material Adverse Effect on the financial condition, results of operations, business affairs or prospects of the Company, the Mid-Tier Company, the MHC, or the Bank, considered as one enterprise; and there are no contracts or documents of the Company, the Mid-Tier Company, the MHC, or the Bank that are required to be filed as exhibits to the Registration Statement or the Conversion Application that have not been so filed.

          (xxviii) The Conversion, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, have been duly authorized by all necessary corporate action on the part of the Company, the Mid-Tier Company, the MHC and the Bank, do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Mid-Tier Company, the MHC or the Bank pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the Mid-Tier Company, the MHC or the Bank is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Mid-Tier Company, the MHC or the Bank is subject, except for such conflicts, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on the financial condition, results of operations, business affairs or prospects of the Company, the Mid-Tier Company, the MHC and the Bank, considered as one enterprise; nor will such action result in any violation of the provisions of the respective certificate of incorporation, organization certificate, articles of incorporation or charter or bylaws of the Company, the Mid-Tier Company, the MHC or the Bank, or any applicable law, administrative regulation or administrative or court decree.

          (xxix) No labor dispute with the employees of the Company, the Mid-Tier Company, the MHC or the Bank exists or, to the knowledge of the Company, the Mid-Tier Company, the MHC or the Bank, is imminent or threatened; and the Company, the Mid-Tier Company, the MHC and the Bank are not aware of any existing or threatened labor disturbance by the employees of any of its principal suppliers or contractors that might be expected to result in any Material Adverse Effect on the financial condition, results of operations, business affairs or prospects of the Company, the Mid-Tier Company, the MHC and the Bank, considered as one enterprise.

          (xxx) Each of the Company, the Mid-Tier Company, the MHC, and the Bank has good and marketable title to all properties and assets for which ownership is material to the business of the Company, the Mid-Tier Company, the MHC, or the Bank and to those properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material in relation to the business of the Company, the Mid-Tier Company, the MHC, or the Bank, considered as one enterprise; and all of the leases and subleases material to the business of the Company, the Mid-Tier Company, the MHC, or the Bank under which the Company, the Mid-Tier Company, the MHC, or the Bank hold properties, including those described in the Prospectus, are valid and binding agreements of the Company, the Mid-Tier Company, the MHC, or the Bank, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency or similar laws and availability of equitable remedies.

          (xxxi) None of the Company, the Mid-Tier Company, the MHC, or the Bank is in violation of any order or directive from the OTS, the Commission or any regulatory authority to make any material change in the method of conducting its respective businesses; the Company, the Mid-Tier Company, the MHC and the Bank have conducted and are conducting their business so as to comply in all material respects with all applicable statutes, regulations and administrative and court decrees (including, without limitation, all regulations, decisions, directives and orders of the OTS, the FDIC and the Commission). Except as disclosed in the Prospectus, neither the Company, the Mid-Tier Company, the MHC, nor the Bank is subject or is party to, or has received any notice or advice that any of them may become subject or party to, any investigation with respect to any cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently restricts in any material respect the conduct of their business or that in any material manner relates to their capital adequacy, their credit policies, their management or their business (each, a "Regulatory Agreement"), nor has the Company, the Mid-Tier Company, the MHC, or the Bank been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement; and, except as disclosed in the Prospectus, there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company, the Mid-Tier Company, the MHC, or the Bank that, in the reasonable judgment of the Company, the Mid-Tier Company, the MHC or the Bank, is expected to result in a Material Adverse Effect on the financial condition, results of operations, business affairs or prospects of the Company, the Mid-Tier Company, the MHC, and the Bank, considered as one enterprise, or that might materially and adversely affect the properties or assets thereof or that might materially and adversely affect the consummation of the Conversion or the performance of this Agreement. As used herein, the term "Regulatory Agency" means any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company, the Mid-Tier Company, the MHC, or the Bank.

          (xxxii) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, the Mid-Tier Company, the MHC or the Bank, threatened, against or affecting the Company, the Mid-Tier Company, the MHC, or the Bank that is required to be disclosed in the Registration Statement (other than as disclosed therein), or that might result in any Material Adverse Effect on the financial condition, results of operations, business affairs or prospects of the Company, the Mid-Tier Company, the MHC and the Bank, considered as one enterprise, or that might materially and adversely affect the properties or assets thereof, the performance of this Agreement or the consummation of the Conversion; all pending legal or governmental proceedings to which the Company, the Mid-Tier Company, the MHC, or the Bank is a party or of which any of their respective property or assets is the subject that are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are considered in the aggregate not material; and there are no material contracts or documents of the Company, the Mid-Tier Company, the MHC, or the Bank that are required to be filed as exhibits to the Registration Statement or Conversion Application that have not been so filed.

          (xxxiii) The Company, the Mid-Tier Company, the MHC and the Bank have obtained (i) an opinion of its counsel, Luse Gorman Pomerenk & Schick, P.C., with respect to the legality of the Securities to be issued and the Foundation Shares, and the federal income tax consequences of the Conversion and (ii) the opinion of Shatswell, MacLeod & Company, P.C. with respect to the state tax consequences of the Conversion, copies of which are filed as exhibits to the Registration Statement; all material aspects of the aforesaid opinions are accurately summarized in the Prospectus; the facts and representations upon which such opinions are based are truthful, accurate and complete in all material respects; and neither the Company, the Mid-Tier Company, the MHC nor the Bank has taken or will take any action inconsistent therewith.

          (xxxiv) The Company is not and, upon completion of the Conversion and the Offerings and sale of the Common Stock and the application of the net proceeds therefrom, will not be, required to be registered under the Investment Company Act of 1940, as amended.

          (xxxv) All of the loans represented as assets on the most recent consolidated financial statements or selected financial information of the MHC included in the Prospectus meet or are exempt from all requirements of federal, state or local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulations Z and 12 C.F.R. Part 226 and Section 563.99), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a Material Adverse Effect on the financial condition, results of operations, business affairs or prospects of the Company, the Mid-Tier Company, the MHC and the Bank.

          (xxxvii) To the knowledge of the Company, the Mid-Tier Company, the MHC and the Bank, with the exception of the intended loan to the Bank's ESOP by the Company or a subsidiary formed for that purpose to enable the ESOP to purchase securities in an amount up to 8% of the Company Common Stock that will be outstanding following the Conversion (including shares contributed to the Foundation), none of the Company, the Mid-Tier Company, the MHC, the Bank or their employees has made any payment of funds of the Company, the Mid-Tier Company, the MHC or the Bank as a loan for the purchase of the Common Stock or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

          (xxxviii) Each of the Company, the Mid-Tier Company, the MHC, and the Bank maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xxxix) The Company, the Mid-Tier Company, the MHC, and the Bank are in compliance in all material respects with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the rules and regulations thereunder. The Bank has established compliance programs and is in compliance in all material respects with the requirements of the USA PATRIOT Act and all applicable regulations promulgated thereunder, and, except as disclosed in the Prospectus, there is no charge, investigation, action, suit or proceeding before any court, regulatory authority or governmental agency or body pending or, to the best knowledge of the Company, the Mid-Tier Company, the MHC and the Bank, threatened regarding the Bank's compliance with the USA PATRIOT Act or any regulations promulgated thereunder.

          (xl) None of the Company, the Mid-Tier Company, the MHC, or the Bank nor any properties owned or operated by the Company, the Mid-Tier Company, the MHC, or the Bank is in material violation of or liable under any Environmental Law (as defined below). There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of the Company, the Mid-Tier Company, the MHC or the Bank threatened, relating to the liability of any property owned or operated by the Company, the Mid-Tier Company, the MHC, the Bank, under any Environmental Law, except for such actions, suits or proceedings, or demands, claims, notices or investigations that, individually or in the aggregate, would not have a

     Material Adverse Effect on the financial condition, results of operations or business affairs of the Company, the Mid-Tier Company, the MHC and the Bank, considered as one enterprise. For purposes of this subsection, the term "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

          (xli) The Company, the Mid-Tier Company, the MHC, and the Bank have filed all federal, state and local income and franchise tax returns required to be filed and have made timely payments of all taxes shown as due and payable in respect of such returns, and no deficiency has been asserted with respect thereto by any taxing authority. The Company, the Mid-Tier Company, the MHC and the Bank have no knowledge of any tax deficiency that has been asserted or could be asserted against the Company, the Mid-Tier Company, the MHC or the Bank.

          (xlii) The Company has received all approvals required to consummate the Conversion, and to have the Securities and the Foundation Shares quoted on the Nasdaq Capital Market effective as of the Closing Time referred to in Section 2 hereof.

          (xliii) At or prior to the Closing, the Company will have registered the Securities and the Foundation Shares under Section 12(b) of the Exchange Act.

          (xliv) There are no affiliations or associations (as such terms are defined by the Financial Industry Regulatory Authority ("FINRA")) between any member of the FINRA and any of the MHC's, the Mid-Tier Company's, the Company's or the Bank's officers or directors.

          (xlv) The Company, the Mid-Tier Company, the MHC, and the Bank carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value for their respective properties as is customary for companies engaged in similar industries.

          (xlvi) The Company, the Mid-Tier Company, the MHC and the Bank have not relied on the Agent or its counsel for any legal, tax or accounting advice in connection with the Conversion.

          (xlvii) The records of eligible account holders, supplemental eligible account holders, and other depositors or borrower members are accurate and complete in all material respects.

          (xlviii) The Company, the Mid-Tier Company, the MHC, and the Bank are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company, the Mid-Tier Company, the MHC, or the Bank, respectively, would have any liability; each of the Company, the Mid-Tier Company, the MHC, and the Bank has not incurred and does expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company, the Mid-Tier Company, the MHC, and the Bank would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification.

     (b) Any certificate signed by any officer of the Company, the Mid-Tier Company, the MHC or the Bank and delivered to either of the Agent or counsel for the Agent shall be deemed a representation and warranty by the Company, the Mid-Tier Company, the MHC or the Bank to the Agent as to the matters covered thereby.

     SECTION 2. APPOINTMENT OF SANDLER O'NEILL; SALE AND DELIVERY OF THE SECURITIES; CLOSING. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby appoints Sandler O'Neill as its exclusive Agent to consult with and advise the Company, and to assist the Company with the solicitation of subscriptions and purchase orders for Securities, in connection with the Company's sale of Common Stock in the Offerings. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, Sandler O'Neill accepts such appointment and agrees to use its best efforts to assist the Company with the solicitation of subscriptions and purchase orders for Securities in accordance with this Agreement; provided, however, that the Agent shall not be obligated to take any action that is inconsistent with any applicable laws, regulations, decisions or orders. The services to be rendered by Sandler O'Neill pursuant to this appointment include the following: (i) consulting as to the securities marketing implications of any aspect of the Plan or related corporate documents; (ii) reviewing with the Board of Directors financial and securities marketing implications of the Appraiser's appraisal of the Common Stock; (iii) reviewing all offering documents, including the Prospectus, stock order form and related offering materials (it being understood that preparation and filing of such documents is the sole responsibility of the Company and the Bank and their counsel); (iv) assisting in the design and implementation of a marketing strategy for the Offerings; (v) assisting Bank and Company management in scheduling and preparing for meetings with potential investors and broker-dealers; and (vi) providing such other general advice and assistance as may be requested to promote the successful completion of the Offerings.

     The appointment of the Agent hereunder shall terminate upon the earlier to occur of (a) forty-five (45) days after the last day of the Subscription and Community Offering, unless the Company and the Agent agree in writing to extend such period and the OTS agrees to extend the period of time in which the Securities may be sold, or (b) the receipt and acceptance of subscriptions and purchase orders for all of the Securities, or (c) the completion of the Syndicated Community Offering.

     If any of the Securities remain available after the expiration of the Subscription and Community Offering, at the request of the Company and the Bank, Sandler O'Neill will seek to form a syndicate of registered brokers or dealers ("Selected Dealers") to assist in the solicitation of purchase orders of such Securities on a best efforts basis, subject to the terms and conditions set forth in a master selling agreement (the "Selected Dealers' Agreement"), substantially in the form set forth in Exhibit D to this Agreement. Sandler O'Neill will endeavor to limit the aggregate fees to be paid by the Company, the Mid-Tier Company, the MHC and the Bank under any such Selected Dealers' Agreement to an amount competitive with gross underwriting discounts charged at such time for underwritings of comparable amounts of stock sold at a comparable price per share in a similar market environment; provided, however, that the aggregate fees payable to Sandler O'Neill and Selected Dealers shall not exceed 6% of the aggregate Actual Purchase Price of the Securities sold by such Selected Dealers. Sandler O'Neill will endeavor to distribute the Securities among the Selected Dealers in a fashion that best meets the distribution objectives of the Company and the Bank and the requirements of the Plan, which may result in limiting the allocation of stock to certain Selected Dealers. It is understood that in no event shall Sandler O'Neill be obligated to act as a Selected Dealer or to take or purchase any Securities.

     In the event the Company is unable to sell at least the total minimum of the Securities, as set forth on the cover page of the Prospectus, within the period herein provided, this Agreement shall terminate and the Company shall refund to any persons who have subscribed for any of the Securities the full amount that it may have received from them, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the others hereunder, except for the obligations of the Company, the Mid-Tier Company, the MHC and the Bank as set forth in Sections 4, 6(a) and 7 hereof and the obligations of the Agent as provided in Sections 6(b) and 7 hereof. Appropriate arrangements for placing the funds received from subscriptions for Securities or other offers to purchase Securities in special interest-bearing accounts with the Bank until all Securities are sold and paid for were made prior to the commencement of the Subscription Offering, with provision for refund to the purchasers as set forth above, or for delivery to the Company if all Securities are sold.

     If at least the total minimum of Securities, as set forth on the cover page of the Prospectus, are sold, the Company agrees to issue or have issued the Securities sold and to release for delivery certificates for such Securities at the Closing Time against payment therefor by release of funds from the special interest-bearing accounts referred to above. The closing shall be held at the offices of Luse Gorman Pomerenk & Schick, P.C., at 10:00 a.m., Eastern Standard Time, or at such other place and time as shall be agreed upon by the parties hereto, on a business day to be agreed upon by the parties hereto. The Company shall notify the Agent by telephone, confirmed in writing, when funds shall have been received for all the Securities. Certificates for Securities shall be delivered directly to the purchasers thereof in accordance with their directions. Notwithstanding the foregoing, certificates for Securities purchased through Selected Dealers shall be made available to the Agent for inspection at least 24 hours prior to the Closing Time at such office as the Agent shall designate. The hour and date upon which the Company shall release for delivery all of the Securities, in accordance with the terms hereof, is herein called the "Closing Time."

     The Company will pay any stock issue and transfer taxes that may be payable with respect to the sale of the Securities.

     In addition to the reimbursement of the expenses specified in Section 4 hereof, the Agent will receive the following compensation for its services hereunder:

     (a) One percent (1.0%) of the aggregate purchase price of the Securities sold in the Subscription and Community Offering, in each case only if the Conversion is consummated, excluding in each case shares (i) purchased by any employee stock ownership plan or other tax-qualified plans (except individual retirement accounts) of the Company, the Mid-Tier Company or the Bank established for the benefit of their respective directors, officers and employees, (ii) purchased by any director, officer or employee of the Company, the Mid-Tier Company, or the Bank or members of their immediate families (which term shall mean parents, grandparents, spouse, siblings, children and grandchildren), and (iii) contributed to the Foundation; and

     (b) With respect to any Securities sold by a FINRA member firm (other than Sandler O'Neill) under the Selected Dealers' Agreement in the Syndicated Community Offering, (i) the compensation payable to Selected Dealers under any Selected Dealers' Agreement; and (ii) a management fee to Sandler O'Neill of 1.0% of the aggregate purchase price of the Securities sold in the Syndicated Community Offering. Any fees payable to Sandler O'Neill for Securities sold under any such agreement shall be limited to an aggregate of 6% of the purchase price of the Securities sold by Sandler O'Neill and other FINRA member firms under the Selected Dealers' Agreement.

     If this Agreement is terminated by the Agent in accordance with the provisions of Section 9(a) hereof or the Conversion is terminated by the Company, no fee shall be payable by the Company to Sandler O'Neill; provided, however, that the Company shall reimburse the Agent for all of its reasonable out-of-pocket expenses up to $170,000 incurred prior to termination, including the reasonable fees and disbursements of counsel for the Agent in accordance with the provisions of Section 4 hereof. In addition, the Company shall be obligated to pay the fees and expenses as contemplated by the provisions of
Section 4 hereof in the event of any such termination.

     All fees payable to the Agent hereunder shall be payable in immediately available funds at Closing Time, or upon the termination of this Agreement, as the case may be. In recognition of the long lead times involved in the conversion process, the Bank has made an advance payment to the Agent in the aggregate amount of $25,000, which shall be credited against any fees or reimbursement of expenses payable hereunder and any unearned portion thereof shall be refunded.

     In addition to the appointment described above, the Agent has been appointed as records management agent in connection with the Offering, the terms of which are set forth in the letter agreement, dated January 22, 2010, as amended on May 11, 2010, between the MHC, the Mid-Tier Company, the Bank and the

Agent (a copy of which is attached hereto as Exhibit A) (the "Records Agent Letter Agreement").

     SECTION 3. COVENANTS OF THE COMPANY, THE MID-TIER COMPANY, THE MHC AND THE BANK. The Company, the Mid-Tier Company, the MHC and the Bank covenant with the Agent as follows:

     (a) The Company, the Mid-Tier Company, the MHC and the Bank will prepare and file such amendments or supplements to the Registration Statement, the Prospectus, the Conversion Application and the Members' Proxy Statement as may hereafter be required by the Commission Regulations or the OTS Regulations or as may hereafter be requested by the Agent. Following completion of the Subscription and Community Offering, in the event of a Syndicated Community Offering, the Company, the Mid-Tier Company, the MHC and the Bank will (i) promptly prepare and file with the Commission a post-effective amendment to the Registration Statement relating to the results of the Subscription and Community Offering, any additional information with respect to the proposed plan of distribution and any revised pricing information or (ii) if no such post-effective amendment is required, will file with the Commission a prospectus or prospectus supplement containing information relating to the results of the Subscription and Community Offering and pricing information pursuant to Rule 424 of the Securities Act Regulations, in either case in a form acceptable to the Agent. The Company, the Mid-Tier Company, the MHC and the Bank will notify the Agent immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment of the Registration Statement, the filing of any supplement to the Prospectus and the filing of any amendment to the Conversion Application, (ii) of the receipt of any comments from the OTS or the Commission with respect to the transactions contemplated by this Agreement or the Plan,
(iii) of any request by the Commission or the OTS for any amendment to the Registration Statement or the Conversion Application or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the OTS of any order suspending the Offerings or the use of the Prospectus or the initiation of any proceedings for that purpose, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (vi) of the receipt of any notice with respect to the suspension of any qualification of the Securities for offering or sale in any jurisdiction. The Company, the Mid-Tier

Company, the MHC and the Bank will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) The Company represents and agrees that, unless it obtains the prior consent of the Agent and the Agent represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the offered Securities that would constitute an "issuer free writing prospectus," as defined in Rule 433, or that would constitute a "free writing prospectus," as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Agent is hereinafter referred to as a "Permitted Free Writing Prospectus." The Company represents that it has and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company need not treat any communication as a free writing prospectus if it is exempt from the definition of prospectus pursuant to Clause (a) of Section 2(a)(10) of the 1933 Act without regard to Rule 172 or 173.

     (c) The Company, the Mid-Tier Company, the MHC and the Bank will give the Agent notice of its intention to file or prepare any amendment to the Conversion Application or Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus that the Company proposes for use in connection with the Syndicated Community Offering of the Securities that differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Securities Act Regulations), will furnish the Agent with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Agent or counsel for the Agent may object.

     (d) The Company, the Mid-Tier Company, the MHC and the Bank will deliver to the Agent as many signed copies and as many conformed copies of the Holding Company Application, the Conversion Application and the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as the Agent may reasonably request, and from time to time such number of copies of the Prospectus as the Agent may reasonably request.

     (e) During the period when the Prospectus is required to be delivered, the Company, the Mid-Tier Company, the MHC and the Bank will comply, at their own expense, with all requirements imposed upon them by the OTS, by the applicable OTS Regulations, as from time to time in force, and by the Nasdaq, Securities Act, the Securities Act Regulations, the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, including, without limitation, Regulation M under the Exchange Act, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

     (f) If any event or circumstance shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Agent, to amend or supplement the Registration Statement or Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company, the Mid-Tier Company, the MHC and the Bank will forthwith amend or supplement the Registration Statement or Prospectus (in form and substance satisfactory to counsel for the Agent) so that, as so amended or supplemented, the Registration Statement or Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company, the Mid-Tier Company, the MHC and the Bank will furnish to the Agent a reasonable number of copies of such amendment or supplement. For the purpose of this subsection, the Company, the Mid-Tier Company, the MHC and the Bank will each furnish such information with respect to itself as the Agent may from time to time reasonably request.

     (g) The Company, the Mid-Tier Company, the MHC and the Bank will take all necessary action, in cooperation with the Agent, to qualify the Securities for offering and sale under the applicable securities laws of such states of the

United States and other jurisdictions as the OTS Regulations may require and as the Agent and the Company have agreed; provided, however, that neither the Company, the Mid-Tier Company, the MHC nor the Bank shall be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, the Company, the Mid-Tier Company, the MHC and the Bank will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

     (h) The Company authorizes Sandler O'Neill and any Selected Dealer to act as agent of the Company in distributing the Prospectus to persons entitled to receive subscription rights and other persons to be offered Securities having record addresses in the states or jurisdictions set forth in the Blue Sky Survey (as hereinafter defined).

     (i) The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the Securities Act Regulations) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

     (j) During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to its stockholders as soon as practicable after the end of each such fiscal year an annual report (including consolidated statements of financial condition and consolidated statements of income, stockholders' equity and cash flows, certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and the Bank for such quarter in reasonable detail. In addition, such annual report and quarterly consolidated summary financial information shall be made public through the issuance of appropriate press releases at the same time or prior to the time of the furnishing thereof to stockholders of the Company.

     (k) During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to the Agent (i) as soon as publicly available, a copy of each report or other document of the Company furnished generally to stockholders of the Company or furnished to or filed with the Commission under the Exchange Act or any national securities exchange or system on which any class of securities of the Company is listed, and (ii) from time to time, such other information concerning the Company as the Agent may reasonably request. For purposes of this paragraph, any document filed electronically with the Commission shall be deemed furnished to the Agent.

     (l) The Company, the Mid-Tier Company, the MHC and the Bank will conduct the Conversion, including the formation of the Foundation, in all material respects in accordance with the Plan, the OTS Regulations, the Commission

Regulations and all other applicable regulations, decisions and orders, including all applicable terms, requirements and conditions precedent to the Conversion imposed upon the Company, the Mid-Tier Company, the MHC or the Bank by the OTS and the Commission.

     (m) The Company, the Mid-Tier Company, the MHC and the Bank will comply, at their own expense, with all requirements imposed by the Commission, the OTS, and Nasdaq or pursuant to the applicable Commission Regulations, OTS Regulations, and Nasdaq regulations as from time to time in force.

     (n) The Company will promptly inform the Agent upon its receipt of service with respect to any material litigation or administrative action instituted with respect to the Conversion or the Offerings.

     (o) Each of the Company and the Bank will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

     (p) The Company will report the use of proceeds from the Offerings on its first periodic report filed pursuant to Sections 13(a) and 15(d) of the Exchange Act and on any subsequent periodic reports as may be required pursuant to Rule 463 of the Securities Act Regulations.

     (q) The  Company  will  maintain  the  effectiveness  of the  Exchange  Act
Registration Statement for not less than three years and will comply in all material respects with its filing obligations under the Exchange Act. For three years, the Company will use its best efforts to effect and maintain the listing of the Common Stock on the Nasdaq Capital Market and, once listed on the Nasdaq Capital Market, the Company will comply with all applicable corporate governance standards required by the Nasdaq Capital Market. The Company will file with the Nasdaq Capital Market all documents and notices required by the Nasdaq Capital Market of companies that have issued securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq Capital Market.

     (r) The Company and the Bank will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with the Financial Industry Regulatory Authority's Conduct Rule 2790.

     (s) Other than in connection with any employee benefit plan or arrangement described in the Prospectus, the Company will not, without the prior written consent of the Agent, sell or issue, contract to sell or otherwise dispose of, any shares of Common Stock other than the Securities or the Foundation Shares for a period of 180 days following the Closing Time.

     (t) During the period beginning on the date hereof and ending on the later of the third anniversary of the Closing Time or the date on which the Agent receives full payment in satisfaction of any claim for indemnification or contribution to which it may be entitled pursuant to Sections 6 or 7 hereof, respectively, made prior to the third anniversary of the Closing Time, neither the Company, the Mid-Tier Company, the MHC nor the Bank shall, without the prior written consent of the Agent, take or permit to be taken any action that could result in the Company Common Stock, the Mid-Tier Common Stock or the Bank Common

Stock becoming subject to any security interest, mortgage, pledge, lien or encumbrance, with the exception of the intended loan to the Bank's ESOP by the Company or a subsidiary thereof to enable the ESOP to purchase securities in an amount up to 8% of the Company Common Stock that will be outstanding following the Conversion (including shares contributed to the Foundation).

     (u) The Company, the Mid-Tier Company, the MHC and the Bank will comply with the conditions imposed by or agreed to with the OTS in connection with its approval of the Holding Company Application and the Conversion Application, including those conditions relating to the establishment and the operation of the Foundation; the Company, the Mid-Tier Company, the MHC and the Bank shall use their best efforts to ensure that the Foundation submits within the time frames required by applicable law a request to the Internal Revenue Service to be recognized as a tax-exempt organization under Section 501(c)(3) of the Code; the Company, the Mid-Tier Company, the MHC and the Bank will take no action which will result in the possible loss of the Foundation's tax exempt status; and neither the Company, the Mid-Tier Company, the MHC nor the Bank will contribute any additional assets to the Foundation until such time that such additional contributions will be deductible for federal and state income tax purposes.

     (v) During the period ending on the first anniversary of the Closing Time, the Bank will comply with all applicable law and regulation necessary for the Bank to continue to be a "qualified thrift lender" within the meaning of 12 U.S.C. Section 1467a(m).

     (w) The Company shall not deliver the Securities until the Company, the Mid-Tier Company, the MHC and the Bank have satisfied each condition set forth in Section 5 hereof, unless such condition is waived by the Agent.

     (x) The MHC, the Mid-Tier Company, the Company or the Bank will furnish to the Agent as early as practicable prior to the Closing Date, but no later than two (2) full business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements of the MHC, which have been read by Shatswell, MacLeod & Company, P.C., as stated in their letters to be furnished pursuant to subsections (e) and (f) of Section 5 hereof.

     (y) During the period in which the Prospectus is required to be delivered, each of the Company, the Mid-Tier Company, the MHC and the Bank will conduct its business in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the Commission, the OTS and the Nasdaq Capital Market.

     (z) The Bank will not amend the Plan in any manner that would affect the sale of the Securities or the terms of this Agreement without the consent of the Agent.

     (aa) The Company, the Mid-Tier Company, the MHC and the Bank will not, prior to the Closing Time, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business consistent with past practice, except as contemplated by the Prospectus.

     (bb) The Company, the Mid-Tier Company, the MHC and the Bank will use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the several obligations of the Agent specified in Section 5 hereof.

     (cc) The Company, the Mid-Tier Company, the MHC and the Bank will provide the Agent with any information necessary to carry out the allocation of the Securities in the event of an oversubscription, and such information will be accurate and reliable in all material respects.

     (dd) The Company, the Mid-Tier Company, the MHC and the Bank will notify the Agent when funds have been received for the minimum number of Securities set forth in the Prospectus.

     (ee) The Company, the Mid-Tier Company, the MHC and the Bank will (i) use their best efforts to complete the conditions precedent to the Offerings and the Conversion in accordance with the Plan, the applicable OTS Regulations and all other applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedent to the Conversion and the Offerings imposed upon the Company, the Mid-Tier Company, the MHC or the Bank by the Commission, the OTS or any other regulatory authority or Blue Sky authority, and to comply with those which the regulatory authority permits to be completed after the Conversion and the Offerings; and (ii) conduct the Conversion and the Offerings in the manner described in the Prospectus and in accordance with the Plan, the OTS Regulations and all other applicable material laws, regulations, decisions and orders, including in compliance with all terms, conditions, requirements and provisions precedent to the Conversion and the Offerings imposed upon the Company, the Mid-Tier Company, the MHC and the Bank by the Commission, the OTS, the FDIC or any other regulatory or Blue Sky authority.

     (ff) The Bank will maintain appropriate arrangements for depositing all funds received from persons mailing or delivering subscriptions for or orders to purchase Securities in the Offering with the Bank on an interest-bearing basis until the Closing Date and satisfaction of all conditions precedent to the release of the Company's or the Bank's obligation to refund payments received from persons subscribing for or ordering Shares in the Offering in accordance with the Plan and as described in the Prospectus or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus. The Bank will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Bank to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

     (gg) The Company will comply with the applicable provisions of the Sarbanes-Oxley Act, the rules and regulations of the Commission thereunder, and the Nasdaq corporate governance rules applicable to it, and will use its best efforts to comply with those provisions of the Sarbanes-Oxley Act and the Nasdaq corporate governance rules that will become effective in the future upon their effectiveness.

     SECTION 4. PAYMENT OF EXPENSES. The Company, the Mid-Tier Company, the MHC and the Bank jointly and severally agree to pay all expenses incident to the performance of their obligations under this Agreement, including but not limited to (i) the cost of obtaining all securities and bank regulatory approvals, (ii) the preparation, printing and filing of the Registration Statement and the Conversion Application as originally filed and of each amendment thereto, (iii) the preparation, issuance and delivery of the certificates for the Securities purchased in the Offerings, (iv) the fees and disbursements of the Company's, the Mid-Tier Company's, the MHC's and the Bank's counsel, conversion agent, accountants, appraiser and other advisors, (v) the qualification of the Securities under the securities laws in accordance with the provisions of
Section 3(g) hereof, including filing fees and the fees and disbursements of counsel in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Agent of copies of the Registration Statement as originally filed and of each amendment thereto and the printing and delivery of the Prospectus and any amendments or supplements thereto to the purchasers in the Offerings and the Agent, (vii) the printing and delivery to the Agent of copies of a Blue Sky Survey, and (viii) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq Capital Market. In the event the Agent incurs any such fees and expenses on behalf of the Company, the Mid-Tier Company, the MHC or the Bank, the Bank will reimburse the Agent for such fees and expenses whether or not the Conversion is consummated; provided, however, that the Agent shall not incur any substantial expenses on behalf of the Company, the Mid-Tier Company, the MHC or the Bank pursuant to this Section without the prior approval of the Bank.

     The Company, the Mid-Tier Company, the MHC and the Bank jointly and severally agree to pay certain expenses incident to the performance of the Agent's obligations under this Agreement, regardless of whether the Conversion is consummated, including (i) the filing fees paid or incurred by the Agent in connection with all filings with the FINRA, and (ii) all reasonable out-of-pocket expenses up to $170,000 incurred by the Agent relating to the Offerings, including without limitation, fees and expenses of the Agent's counsel, advertising, promotional, syndication and travel expenses; provided, however, that the Agent shall document such expenses to the reasonable satisfaction of the MHC, the Mid-Tier Company, the Company and the Bank. All fees and expenses to which the Agent is entitled to reimbursement under this paragraph of this Section 4 shall be due and payable upon receipt by the Company, the Mid-Tier Company, the MHC or the Bank of a written accounting therefor setting forth in reasonable detail the expenses incurred by the Agent.

     SECTION 5. CONDITIONS OF AGENT'S OBLIGATIONS. The Company, the Mid-Tier Company, the MHC, the Bank and the Agent agree that the issuance and the sale of Securities and all obligations of the Agent hereunder are subject to the accuracy of the representations and warranties of the Company, the Mid-Tier Company, the MHC and the Bank herein contained as of the date hereof and the Closing Time, to the accuracy of the statements of officers and directors of the Company, the Mid-Tier Company, the MHC and the Bank made pursuant to the provisions hereof, to the performance by the Company, the Mid-Tier Company, the MHC and the Bank of their obligations hereunder, and to the following further conditions:

     (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission, no order suspending the Offerings or authorization for final use of the Prospectus shall have been issued or proceedings therefor initiated or threatened by the Commission or the OTS and no order suspending the sale of the Securities in any jurisdiction shall have been issued.

     (b) At Closing Time, the Agent shall have received:

               (1) The favorable opinion, dated as of Closing Time, of Luse Gorman Pomerenk & Schick, P.C., counsel for the Company, the Mid-Tier Company, the MHC and the Bank, in form and substance satisfactory to counsel for the Agent as attached hereto as Exhibit B.

               (2) The favorable opinion, dated as of Closing Time, of Bingham McCutchen, counsel for the Agent, as attached hereto as Exhibit C.

               (3) In addition to giving their opinions  required by subsections
          (b)(l) and (b)(2), respectively, of this Section, Luse Gorman Pomerenk & Schick, P.C. and Bingham McCutchen LLP shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (except for financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time the Registration Statement became effective or at Closing Time, or (if applicable) that the General Disclosure Package as of the Applicable Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (c) At Closing Time referred to in Section 2 hereof, the Company, the Mid-Tier Company, the MHC and the Bank shall have completed in all material respects the conditions precedent to the Conversion in accordance with the Plan, the applicable OTS Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon the Company, the Mid-Tier Company, the MHC or the Bank by the OTS, or any other regulatory authority other than those which the OTS permits to be completed after the Conversion.

     (d) At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the financial condition, results of operations, business affairs or prospects of the Company, the Mid-Tier Company, the MHC and the Bank, considered as one enterprise, whether or not arising in the ordinary course of business consistent with past practice, and the Agent shall have received a certificate of the President and/or Chief Executive Officer of the Company, of the Mid-Tier Company, of the MHC and of the Bank and the chief financial or chief accounting officer of the Company, of the Mid-Tier Company, of the MHC and of the Bank, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) there shall have been no material transaction entered into by the Company, the Mid-Tier Company, the MHC or the Bank from the latest date as of which the financial condition of the Company, the Mid-Tier Company, the MHC or the Bank, as set forth in the Registration Statement and the Prospectus other than transactions referred to or contemplated therein and transactions in the ordinary course of business consistent with past practice (iii) neither the Company, the Mid-Tier Company, the MHC nor the Bank shall have received from the OTS any order or direction (oral or written) to make any material change in the method of conducting its business with which it has not complied (which order or direction, if any, shall have been disclosed in writing to the Agent) or which materially and adversely would affect the business, financial condition, results of operations or prospects of the Company, the Mid-Tier Company, the MHC or the Bank, considered as one enterprise, (iv) the representations and warranties in
Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (v) each of the Company, the Mid-Tier Company, the MHC and the Bank have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, (vi) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission and (vii) no order suspending the Subscription and Community Offering or Syndicated Community Offering or the authorization for final use of the Prospectus has been issued and no proceedings for that purpose have been initiated or threatened by the OTS and no person has sought to obtain regulatory or judicial review of the action of the OTS in approving the Plan in accordance with the OTS Regulations nor has any person sought to obtain regulatory or judicial review of the action of the OTS in approving the Conversion Application.

     (e) At the Closing Time, the Agent shall have received a certificate of the Chief Executive Officer and/or President of the MHC, the Mid-Tier Company, the Company and the Bank and the Chief Financial Officer of the MHC, the Mid-Tier Company, the Company and the Bank, dated as of Closing Time, to the effect that
(i) they have reviewed the contents of the Registration Statement and the Prospectus; (ii) based on each of their knowledge, the Registration Statement and the Prospectus do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which such statements were made, not misleading; and (iii) based on each of their knowledge, the financial statements and other financial information included in the Registration Statement and the Prospectus fairly present the financial condition and results of operations of the MHC, the Mid-Tier Company and the Bank as of and for the dates and periods covered by the Registration Statement and the Prospectus.

     (f) As of the date hereof, the Agent shall have received from Shatswell, MacLeod & Company, P.C. a letter dated such date, in form and substance satisfactory to the Agent, to the effect that: (i) they are independent public accountants with respect to the Company, the Mid-Tier Company, the MHC and the Bank within the meaning of the Code of Ethics of the AICPA, the Securities Act and the Securities Act Regulations and the OTS Regulations, they are registered with the PCAOB, and they are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act; (ii) it is their opinion that the consolidated financial statements and supporting schedules included in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations; (iii) based upon limited procedures as agreed upon by the Agent and Shatswell, MacLeod & Company, P.C. set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited consolidated financial statements and supporting schedules of the MHC included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Securities Act Regulations and the OTS Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and the Prospectus, (B) the unaudited amounts of net interest income and net income set forth under "Selected Consolidated Financial and Other Data" in the Prospectus do not agree with the amounts set forth in unaudited consolidated financial statements as of and for the dates and periods presented under such captions or such amounts were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included in the Registration Statement, (C) at a specified date not more than five (5) business days prior to the date of this Agreement, there has been any increase in the consolidated long term or short term debt of the MHC or any decrease in consolidated total assets, the allowance for loan losses, total deposits or net worth of the MHC, in each case as compared with the amounts shown in the December 31, 2009 consolidated statements of financial conditions included in the Registration Statement or, (D) during the period from December 31, 2009 to a specified date not more than five (5) business days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding fiscal year, in total interest income, net interest income, net interest income after provision for loan losses, income before income tax expense or net income of the MHC, except in all instances for increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information that are included in the Registration Statement and Prospectus and that are specified by the Agent, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company, the Mid-Tier Company, the MHC and the Bank identified in such letter.

     (g) At Closing Time, the Agent shall have received from Shatswell, MacLeod & Company, P.C. a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than five (5) days prior to Closing Time.

     (h) At Closing Time, the Securities shall have been approved for quotation on the Nasdaq Capital Market upon notice of issuance.

     (i) At Closing Time, the Agent shall have received a letter from the Appraiser, dated as of the Closing Time, confirming its appraisal.

     (j) At Closing Time, counsel for the Agent shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities and the Foundation Shares as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities and the Foundation Shares as herein contemplated shall be satisfactory in form and substance to the Agent and counsel for the Agent.

     (k) At any time prior to Closing Time, (i) there shall not have occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which, in the judgment of the Agent, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, and (ii) trading generally on either the American Stock Exchange, the New York Stock Exchange or the Nasdaq Stock Market shall not have been suspended, and minimum or maximum prices for trading shall not have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, and a banking moratorium shall not have been declared by either Federal, Maryland, New York or Massachusetts authorities.

     (l) A memorandum relating to the necessity of obtaining or confirming exemptions, qualifications or the registration of the Securities under applicable state securities law (the "Blue Sky Survey") from Luse Gorman Pomerenk & Schick, P.C. relating to the Offering, including Agent's participation therein, shall have been furnished prior to the mailing of the Prospectus to the Company with a copy thereof addressed to Agent or upon which Luse Gorman Pomerenk & Schick, P.C. shall state the Agent may rely.

     SECTION 6. INDEMNIFICATION.

     (a) The Company, the Mid-Tier Company, the MHC and the Bank, jointly and severally, agree to indemnify and hold harmless the Agent, each person, if any, who controls the Agent, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and its respective partners, directors, officers, employees and agents as follows:

          (i) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, related to or arising out of the
     Conversion (including the establishment of the Foundation and the contribution of the Foundation Shares thereto by the Company) and the Offerings or any action taken by the Agent where acting as agent of the Company, the Mid-Tier Company, the MHC or the Bank or otherwise as described in Section 2 hereof;

          (ii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, based upon or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Members' Proxy Statement or Prospectus (or any amendment or supplement thereto), or any Issuer-Represented Free Writing Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (iii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever described in clauses (i) or (ii) above, if such settlement is effected with the written consent of the Company, the Mid-Tier Company, the MHC or the Bank, which consent shall not be unreasonably withheld; and

          (iv) from and against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation, proceeding or inquiry by any governmental agency or body, commenced or threatened, or any claim pending or threatened whatsoever described in clauses (i) or (ii) above, to the extent that any such expense is not paid under clause (i), (ii) or (iii) above;

provided, however, that the indemnification provided for in this paragraph (a) shall not apply to any loss, liability, claim, damage or expense that (i) arises out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), or any Issuer-Represented Free Writing Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading which was made in reliance upon and in conformity with the Agent Information, or
(ii) is primarily attributable to the gross negligence, willful misconduct or bad faith of the Agent.

     (b) The Agent agrees to indemnify and hold harmless the Company and the Bank, their directors, each of their officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, of a material fact made in the Prospectus (or any amendment or supplement thereto), or any Issuer-Represented Free Writing Prospectus, in reliance upon and in conformity with the Agent Information.

     (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to no more than one local counsel in each separate jurisdiction in which any action or proceeding is commenced) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     (d) The Company, the Mid-Tier Company, the MHC and the Bank also agree that the Agent shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the MHC, the Mid-Tier Company and its security holders, the Company and its security holders or the MHC's, the Mid-Tier Company's, the Bank's or the Company's creditors relating to or arising out of the engagement of the Agent pursuant to, or the performance by the Agent of the services contemplated by, this Agreement, except to the extent that any liability is found in a final judgment by a court of competent jurisdiction to have resulted primarily from the Agent's bad faith, willful misconduct or gross negligence.

     (e) In  addition  to,  and  without  limiting,  the  provisions  of Section
(6)(a)(iv) hereof, in the event that the Agent, any person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or any of its partners, directors, officers, employees or agents is requested or required to appear as a witness or otherwise gives testimony in any action, proceeding, investigation or inquiry brought by or on behalf of or against the Company, the Mid-Tier Company, the MHC, the Bank, the Agent or any of its respective affiliates or any participant in the transactions contemplated hereby in which the Agent or such person or agent is not named as a defendant, the Company, the Mid-Tier Company, the MHC and the Bank jointly and severally agree to reimburse the Agent and its partners, directors, officers, employees or agents for all reasonable and necessary out-of-pocket expenses incurred by them in connection with preparing or appearing as a witness or otherwise giving testimony and to compensate the Agent and its partners, directors, officers, employees or agents in an amount to be mutually agreed upon.

     SECTION 7. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the Mid-Tier Company, the MHC, the Bank, and the Agent shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company, the Mid-Tier Company, the MHC or the Bank and the Agent, as incurred, in such proportions (i) that the Agent is responsible for that portion represented by the percentage that the maximum aggregate marketing fees appearing on the cover page of the Prospectus bears to the maximum aggregate gross proceeds appearing thereon and the Company, the Mid-Tier Company, the MHC and the Bank are jointly and severally responsible for the balance or (ii) if, but only if, the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits to the Company, the Mid-Tier Company, the MHC and the Bank on the one hand and the Agent on the other, as reflected in clause (i), but also the relative fault of the Company, the Mid-Tier Company, the MHC and the Bank on the one hand and the Agent on the other, as well as any other relevant equitable considerations; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act shall have the same rights to contribution as the Agent, and each director of the Company, the Mid-Tier Company, the MHC and the Bank, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company, the Mid-Tier Company, the MHC or the Bank within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company, the

Mid-Tier Company, the MHC and the Bank. Notwithstanding anything to the contrary set forth herein, to the extent permitted by applicable law, in no event shall the Agent be required to contribute an aggregate amount in excess of the aggregate marketing fees to which the Agent is entitled and actually paid pursuant to this Agreement.

     SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company, the Mid-Tier Company, the MHC or the Bank submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities.

     SECTION 9. TERMINATION OF AGREEMENT

     (a) The Agent may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the financial condition, results of operations, business affairs or prospects of the Company, the Mid-Tier Company, the MHC or the Bank, considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which, in the judgment of the Agent, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities,
(iii) if trading generally on the Nasdaq Capital Market, the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, Maryland, New York or Massachusetts authorities, (iv) if any condition specified in Section 5 hereof shall not have been fulfilled when and as required to be fulfilled; (v) if there shall have been such material adverse change in the condition or prospects of the Company, the Mid-Tier Company, the MHC or the Bank or the prospective market for the Company's Securities as in the Agent's good faith opinion would make it inadvisable to proceed with the offering, sale or delivery of the Securities;
(vi) if, in the Agent's good faith opinion, the price for the Securities established by the Appraiser is not reasonable or equitable under then prevailing market conditions, or (vii) if the Conversion is not consummated on or prior to May 14, 2011.

     (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Sections 2 and 4 hereof relating to the reimbursement of expenses and except that the provisions of Sections 6 and 7 hereof shall survive any termination of this Agreement.

     SECTION 10. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agent shall be directed to the Agent at 919 Third Avenue, 6th Floor, New York, New York 10048, attention of Catherine A. Lawton, Principal, with a copy to Neal J. Curtin, Esquire at Bingham McCutchen LLP, 1 Federal Street, Boston, MA 02110-1726; notices to the Company, the Mid-Tier Company, the MHC and the Bank shall be directed to any of them at 435 Market Street, Brighton, Massachusetts 02135, Attention of Maurice H. Sullivan, Jr., Chairman and Chief Executive Officer, and Thomas J. Leetch, President and Chief Operating Officer, with a copy to Lawrence Spaccasi, Esquire and Steven Lanter, Esquire at Luse Gorman Pomerenk & Schick, P.C., 5335 Wisconsin Avenue, NW, Suite 780, Washington, D.C. 20015.

     SECTION 11. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Agent, the Company, the Mid-Tier Company, the MHC and the Bank and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agent, the Company, the Mid-Tier Company, the MHC and the Bank and their respective successors and the controlling persons and the partners, officers and directors referred to in Sections 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Agent, the Company, the Mid-Tier Company, the MHC and the Bank and their respective successors, and said controlling persons, partners, officers and directors and their heirs, partners, legal representatives, and for the benefit of no other person, firm or corporation.

     SECTION 12. ENTIRE AGREEMENT; AMENDMENT. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made, except for the Records Agent Letter Agreement, the terms of which shall expressly survive the execution of this Agreement. No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by the parties hereto.

     SECTION 13. GOVERNING LAW AND TIME. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State without regard to the conflicts of laws provisions thereof. Unless otherwise noted, specified times of day refer to Eastern time.

     SECTION 14. SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     SECTION 15. HEADINGS. Sections headings are not to be considered part of this Agreement, are for convenience and reference only, and are not to be deemed to be full or accurate descriptions of the contents of any paragraph or subparagraph.

     SECTION 16. WAIVER OF TRIAL BY JURY. Each of the Company, the MHC, the Mid-Tier Company, the Bank, and the Agent waives all right to trial by jury in any action, proceeding, claim or counterclaim (whether based on contract, tort or otherwise) related to or arising out of this Agreement.

     SECTION 17. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

     SECTION 18. NO THIRD PARTY BENEFICIARIES. This agreement is made solely for the benefit of and will be binding upon the parties hereto and their respective successors and the directors, officers and controlling persons and the agents thereof to the extent stated hereunder, and no other person will have any right or obligation hereunder.

                      [The next page is the signature page]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent on the one hand, and the Company, the Mid-Tier Company, the MHC and the Bank on the other in accordance with its terms.

                                            Very truly yours,



                                            PEOPLES FEDERAL MHC
                                            (a Federal corporation)

                                            By: /s/ Maurice H. Sullivan, Jr.
                                                --------------------------------
                                                Title:  Chairman


                                            PEOPLES FEDERAL BANCORP, INC.
                                            (a Federal corporation)


                                            By: /s/ Maurice H. Sullivan, Jr.
                                                --------------------------------
                                                Title:  Chairman


                                            PEOPLES FEDERAL BANCSHARES, INC.
                                            (a Maryland corporation)


                                            By: /s/ Maurice H. Sullivan, Jr.
                                                --------------------------------
                                                Title:  Chairman


                                            PEOPLES FEDERAL SAVINGS BANK


                                            By: /s/ Maurice H. Sullivan, Jr.
                                                --------------------------------
                                                Title:  Chairman

CONFIRMED AND ACCEPTED,
as of the date first above written:

SANDLER O'NEILL & PARTNERS, L.P.


By:  Sandler O'Neill & Partners Corp.,
         the sole general partner


By: /s/ Jennifer Docherty
   --------------------------------------------------
        Jennifer Docherty, Authorized Signatory
        -----------------